UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-12

                            American Consumers, Inc.
                    ----------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     ------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
     ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
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     (5)  Total fee paid:
     ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     ------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
     ------------------------------------------------------------------------
     (3)  Filing Party:
     ------------------------------------------------------------------------
     (4)  Date Filed:
     ------------------------------------------------------------------------

                            AMERICAN CONSUMERS, INC.
                                  P.O. BOX 2328
                         FORT OGLETHORPE, GEORGIA 30742


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 18, 2007




TO THE SHAREHOLDERS OF
AMERICAN CONSUMERS, INC.:

     The Annual Meeting of the Shareholders of American Consumers, Inc. ("ACI" or the "Company"), will be held on Thursday, October 18, 2007, at 3:00 p.m. (E.D.T.) at ACI's General Office, 55 Hannah Way, Rossville, Georgia, for the following purposes:


     1) To receive reports of officers pertaining to the operations of the Company during the fiscal year ended June 2, 2007;

     2)   To elect a Board of Directors consisting of six (6) members; and

     3) To consider and act upon any other business that may properly come before the meeting.

     Only holders of record of ACI's Common Stock, $.10 par value, at the close of business on September 18, 2007 are entitled to notice of and to vote at the meeting or any adjournment thereof.


                                             AMERICAN CONSUMERS, INC.


                                             Michael A. Richardson
                                             Chairman


Dated: September 25, 2007

     PLEASE READ THE ATTACHED MATERIAL CAREFULLY, THEN COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES OF COMMON STOCK WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, SHOULD YOU SO DESIRE.

                            AMERICAN CONSUMERS, INC.
                                  P.O. BOX 2328
                         FORT OGLETHORPE, GEORGIA 30742

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 18, 2007

INFORMATION ABOUT PROXY

     The enclosed proxy is solicited by American Consumers, Inc. ("ACI" or the "Company"), for use at the Annual Meeting of Shareholders to be held at ACI's General Office, 55 Hannah Way, Rossville, Georgia, on Thursday, October 18, 2007 and at any adjournment or adjournments thereof (the "Annual Meeting"). The proxy agents named in the enclosed proxy have been selected by the Board of Directors. The expense of solicitation of proxies will be borne by ACI. The proxy and this proxy statement are being mailed to shareholders on or about September 25, 2007.

     Shares represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated in the proxies unless such proxies have previously been revoked. If no instructions are indicated, such shares will be voted (i) to fix the number of directors for the ensuing fiscal year at six (6) and to elect the Board of Directors' six (6) nominees for director as set forth in this proxy statement and (ii) in the best judgment of the proxy agents, for such other matters as properly come before the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked at any time by the shareholder giving it, insofar as it has not been exercised, by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by submission of a later-dated, properly executed proxy, or by revoking the proxy in person and voting at the Annual Meeting. Any shareholder who attends the Annual Meeting may personally announce his intention to vote the shares standing in his name as record holder and vote such shares, and for purposes of such vote, suspend any proxy (other than an irrevocable proxy) theretofore given by him. Any written notice revoking a proxy should be sent to American Consumers, Inc., P.O. Box 2328, Fort Oglethorpe, Georgia 30742,
Attention: Reba S. Southern, Secretary.

PROPOSALS OF SECURITY HOLDERS FOR 2007 ANNUAL MEETING

     In accordance with current rules of the Securities and Exchange Commission, any shareholder wishing to submit a proposal for inclusion in the Company's Proxy Materials must submit the proposal to ACI at its General Office, 55 Hannah Way, Rossville, Georgia 30741, at least one hundred twenty (120) days in advance of the date corresponding with the date of the prior year's proxy statement. To submit proposals for inclusion in the Company's Proxy Materials for the Annual Meeting of Shareholders in 2008, shareholder proposals must be received by the Company not later than May 28, 2008. A shareholder who intends to present a proposal at the Annual Meeting of Shareholders in 2008, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company with notice of such intention by at least August 11, 2008, or the designated proxy holders will have discretionary voting authority at the 2008 Annual Meeting with respect to any such proposal without the matter having been discussed in the Company's proxy materials.

RECORD DATE, VOTE REQUIRED AND RELATED MATTERS

     Holders of record of ACI's Common Stock, $.10 par value (the "Common Stock"), at the close of business on September 18, 2007, will be entitled to notice of and to vote at the Annual Meeting. The number of shares of outstanding Common Stock entitled to vote as of September 18, 2007, was 785,097 shares having one vote each on all matters properly brought before the meeting, exercisable in person or by properly executed proxy. Cumulative voting is not permitted.

     A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of a plurality of the shares represented at the meeting and entitled to vote shall be the vote necessary to elect a director. Shares represented by proxies that reflect abstentions or represent "broker non-votes" (indications by brokers that they do not have discretionary authority to vote on a particular matter with respect to such shares) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast." Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting, assuming the presence of a quorum.


PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as to each person known to ACI to be the beneficial owner of more than five percent (5%) of its outstanding Common Stock and the amount and nature of such beneficial ownership by all directors and officers of ACI as a group, as of September 18, 2007.

                                                  Amount and Nature   Percent
                 Name and Address of              of Beneficial       of
Title of Class   Beneficial Owner                 Ownership (1)       Class
---------------  -------------------------------  ------------------  --------
Common Stock     ZBR, Inc. (2)                    484,000 (2)         61.65%
$.10 par value   P.O. Box 2328
                 Fort Oglethorpe, GA 30742

Common Stock     Michael A. Richardson (3)        488,455 (4) (5)     62.22%
$.10 par value   P.O. Box 1230
                 LaFayette, GA 30728

Common Stock     Diana K. Richardson (3)          488,675 (4) (5)     62.24%
$.10 par value   P.O. Box 1230
                 Fayette, GA 30728

Common Stock     All Directors & Officers         496,157             63.20%
$.10 par value   as a group (8 persons)
                 P.O. Box 2328
                 Fort Oglethorpe, GA 30742


(1) A person is deemed to be the "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security, or if, under certain circumstances, a person has the right to acquire either voting power or investment power over such security through the exercise of an option or other contractual right. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no personal economic interest or which he may not vote. Except as otherwise noted, all shares included in the table are owned by the persons specified with sole voting and sole investment power.

(2) ZBR is a closely held corporation of which Michael A. Richardson and Diana K. Richardson are officers and directors. ZBR owns 484,000 shares of Common Stock. Paul R. Cook, Executive Vice President and Treasurer of the Company, holds a 15% equity interest in ZBR but does not possess any voting or investment power with respect to shares of the Company's Common Stock held by ZBR.

(3) Diana K. Richardson is the wife of Michael A. Richardson. Thomas L. Richardson, a director of ACI, is the uncle of Michael A. Richardson.

(4) This includes 484,000 shares owned by ZBR as to which (s)he exercises shared voting and investment power. See note (2).

(5) This includes 4,455 shares jointly owned by Michael A. Richardson and Diana K. Richardson as to which they exercise shared voting and investment power.

ELECTION OF DIRECTORS

     Under ACI's By-Laws, not less than three (3) nor more than twenty-five (25) directors may be elected at the Annual Meeting. The Company's Board of Directors recommends that the number of directors which shall constitute the Board of Directors be fixed at six (6) for the ensuing fiscal year and that the six (6) nominees listed below be elected to serve for a term of one year or until their successors have been duly elected and qualified. The Board of Directors does not have a nominating committee. A description of the policies followed by the full Board of Directors in selecting director nominees is presented below under the heading "Director Committees, Fees and Attendance."

     If any of the nominees should become unavailable, the discretionary authority provided in the proxy will be exercised to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve. In any event, the enclosed proxy cannot be voted for a greater number of persons than the number of directors set by the shareholders.


INFORMATION ABOUT NOMINEES FOR DIRECTOR

The information set forth below, in regard to the principal occupation or employment of each nominee during the past five (5) years and in regard to the beneficial ownership of securities of each nominee, has been furnished to the Company by the respective nominee.

                                                                                        SHARES BENEFICIALLY
                                        PRINCIPAL OCCUPATION OR                             OWNED AS OF
NAME AND POSITION WITH ACI   AGE              EMPLOYMENT               DIRECTOR SINCE  SEPTEMBER 18, 2007(1)  PERCENT OF CLASS
===============================================================================================================================
Michael A. Richardson (3)     61  Chairman of ACI since                      1973          488,455 (2)(4)(5)         62.22%
Chairman of the Board             April, 1991;
President                         President of ACI since
Chief Executive Officer           January, 1987.
Executive Committee

Paul R. Cook                  57  Executive Vice President/                  1991               1,375 (2)              *
Executive Vice President          Treasurer and Chief Financial
Chief Financial Officer           Officer since April 1991.
Treasurer                         Director of Capital Bank,
Executive Committee               Fort Oglethorpe, GA
                                  since May 1993.

Virgil E. Bishop              68  Vice President of ACI                      1987                 490                  *
Vice President                    since 1969.
Executive Committee               Retired December 31, 2006

Danny R. Skates               54  Vice President of Jackson                  2001                None                  *
Audit Committee                   Chevrolet, Pontiac, Buick, GMC
Compensation Committee            since December 1989.

Thomas L. Richardson (3)      77  Chairman and Former CEO of                 1970                5,837                 *
Audit Committee                   Learning Labs, Inc. (distributor of
Compensation Committee            educational equipment) since
                                  1967 (Retired).

Andrew V. Douglas             78  Retired since 1995; Retail                 1998                None                  *
Audit Committee                   Counselor for Fleming
Compensation Committee            Companies, Inc. prior to 1995.
===============================================================================================================================

Footnote references are explained in the "Principal Shareholders" section. *Less than 1% of total common shares outstanding.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission ("SEC") thereunder require the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and periodic transaction reports covering any changes in ownership with the SEC. Executive officers, directors, and persons owning more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for such persons, the Company believes that, during fiscal year 2007, all filing requirements applicable to its executive officers, directors, and owners of more than 10% of the Company's Common Stock were satisfied.

DIRECTORS' COMMITTEES AND ATTENDANCE

     The Board held six meetings in the fiscal year ended June 2, 2007.

     Audit Committee.  ACI has an Audit Committee, presently composed of Messrs.
     ---------------
Danny R. Skates (Chairman), Thomas L. Richardson, and Andrew V. Douglas, which assists the Board of Directors in providing oversight with respect to the Company's financial statements and the financial reporting process. Each of the three members of the Audit Committee has been determined by the Board to be an independent, non-employee director. In determining whether the members of the Audit Committee are independent, the Company's Board of Directors has applied the independence criteria for audit committee members set forth in Rules 4200(a)(15) and 4350(d)(2)(A) of The NASDAQ Stock Market's listing standards. The Audit Committee selects, reviews and evaluates the independent auditors to be employed by the Company. The Audit Committee also approves the services to be rendered to the Company by its independent auditors. The Audit Committee also may, but is not required to, undertake investigations of any matter of a financial nature and make recommendations to the Board of Directors with respect thereto. The Board of Directors has not adopted a written charter for the Audit Committee. The Audit Committee met five times during the fiscal year ended June 2, 2007.

     Compensation Committee.  ACI also has a Compensation Committee, the
     ----------------------
composition of which is identical to that of the Audit Committee (Messrs. Danny
R. Skates (Chairman), Thomas L. Richardson, and Andrew V. Douglas). The Compensation Committee administers the Company's bonus plan, annually reviews and recommends compensation for all officers of the Company and submits its recommendations to the Board. As part of its process of review, the Committee receives recommendations from the Company's senior management, and gives particular weight to the recommendations of the Company's Chairman and Chief Executive Officer, Mr. Michael A. Richardson, with regard to the compensation of all officers other than himself. The Committee has one regular meeting during the first quarter of each fiscal year to consider compensation, and meets on an as needed basis at other times during the year. The Board of Directors has not adopted a written charter for the Company's Compensation Committee. Each of the three members of the Compensation Committee has been determined by the Board to be an independent, non-employee director, applying the independence criteria set forth in Rule 4200(a)(15) of The NASDAQ Stock Market's listing standards, as discussed below. The Compensation Committee met once during the fiscal year ended June 2, 2007.

     During fiscal 2007, all of the Company's Board Members attended more than 75 % of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of any committee on which he served. All directors are invited and encouraged to attend the annual meeting of shareholders. In general, all directors attend the annual meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All of the Company's incumbent directors attended the 2006 annual meeting of shareholders except for Andrew V. Douglas.

DIRECTOR NOMINATION PROCESS AND INDEPENDENCE DETERMINATIONS

     The Board of Directors does not have a nominating committee. Prior to the death in 2006 of director Jerome P. Sims, Sr., a majority of the Board of Directors was comprised of independent, non-employee directors and, in accordance with a prior resolution of the Board, director nominees were chosen by the entire Board with full participation by all of the independent directors. The Board has elected, at present, not to fill the vacancy created by Dr. Sims' passing. Instead, as a means of preserving the leading role of the independent directors in the director nomination process without the formal creation of a new committee, the Board has adopted a resolution which requires that, in order to be nominated for election as a director of the Company, each nominee must be approved by a majority vote of the full Board which also includes the affirmative votes of a majority of the Company's three independent directors. Additionally, the Board has rarely been called upon to fill any vacancies. Accordingly, the Board still does not consider it necessary for the Company to have a nominating committee at this time. The Board of Directors considers the performance of directors in determining whether to nominate them for re-election. In selecting nominees for director, the Board does not operate pursuant to a charter; however, the Board has adopted the resolution described above addressing the director nomination process.

     The Board has determined that each of the Company's directors is independent, as defined by Rule 4200(a)(15) of The NASDAQ Stock Market's listing standards, except for Michael A. Richardson, Paul R. Cook and Virgil E. Bishop, all of whom are current or former executive officers of the Company (Mr. Bishop having retired as a Vice President of ACI in 2006). As noted above, the Board also has determined that each of the three non-employee directors who serve as members of the Audit Committee are independent directors pursuant to the independence criteria for audit committee members set forth in Rules 4200(a)(15) and 4350(d)(2)(A) of The NASDAQ Stock Market. In making its independence determinations with respect to the Company's three non-employee directors, the Board reviewed and considered the fact that Thomas L. Richardson is the uncle of Michael A. Richardson, and the fact that, during each of the fiscal 2007 and fiscal 2008 year-to-date periods, the Company purchased two new vehicles from Jackson Chevrolet, Pontiac, Buick, GMC, Inc., of which Danny R. Skates serves as Vice President. These vehicle purchases (like others which have occurred from time to time in prior years) were made on terms similar to those available to other commercial customers of such dealership, and Mr. Skates has had no direct or indirect personal financial interest in any such transactions. In light of its consideration of all relevant factors, including the prior performance and contributions of each of the independent directors during their tenure as members of the Board, the Board of Directors determined that each of the Company's independent directors is free of any relationship which, in the opinion of the Board of Directors, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director of the Company, as prescribed by NASDAQ Rule 4200(a)(15).


     In selecting director nominees, the Board of Directors will consider, among other factors, the existing composition of the Board and their evaluation of the mix of Board members appropriate for the perceived needs of the Company. The Board of Directors believes that continuity in leadership and board tenure maximizes the Board's ability to exercise meaningful oversight. In particular, the Board believes that it is important for directors of ACI to possess a thorough understanding of both the competitive challenges faced by a small grocery retailer such as the Company and the business climate in the communities in which our grocery stores operate. Because qualified incumbent directors generally are uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Board will generally consider as potential candidates those incumbent directors interested in standing for re-election who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

     Generally, the Board will consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at the principal executive offices of the Company at least 120 days prior to the anniversary date of mailing of the Company's proxy statement for the prior year's annual meeting. In addition, any stockholder director nominee recommendation must include the following information:

          - the proposed nominee's name and qualifications and the reason for such recommendation;

          - the name and record address of the stockholder(s) proposing such nominee;

          - the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

          - a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Shareholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of the Corporate Secretary at the Company's corporate headquarters, P.O. Box 2328, Fort Oglethorpe, GA 30742. All communications will be compiled by the Company's Corporate Secretary and submitted to the Board or the individual Director(s) to whom such communication is addressed.

DIRECTOR COMPENSATION

     The following table provides compensation information for the fiscal year ended June 2, 2007 for each non-employee member of our Board of Directors. Pursuant to applicable SEC rules, director fees paid to Michael A. Richardson and Paul R. Cook during this period are included in the compensation reported for such officers in the Summary Compensation Table set forth in the Executive Compensation section below.

                          Fees Earned        All Other         Total
Name of Director      or Paid in Cash(1)    Compensation    Compensation
--------------------  -------------------  --------------  --------------
Virgil E. Bishop             $3,600           $43,508(2)       $47,108

Danny R. Skates              $3,600               -            $ 3,600

Thomas L. Richardson         $3,780               -            $ 3,780

Andrew V. Douglas            $3,780               -            $ 3,780

(1) As described below, includes cash director fees at the rate of $300 per month, plus reimbursement for reasonable expenses incurred in attending Board and Board committee meetings.

(2) The amount shown includes $43,508 of total compensation which Mr. Bishop received related his service as an officer of the Company prior to his retirement effective December 31, 2006.


     All of the Company's Directors are compensated for their services as Directors at the rate of $300 per month, plus reimbursement for reasonable expenses incurred by non-employee directors in attending meetings of the Board of Directors and any Board committee on which a director serves. Directors who are members of the Audit Committee and the Compensation Committee of the Board of Directors do not receive any additional compensation for such committee service.


EXECUTIVE COMPENSATION

                      COMPENSATION DISCUSSION AND ANALYSIS
                      ------------------------------------

     The Compensation Committee of the Board of Directors administers the Company's bonus plan, annually reviews and recommends compensation for all officers of the Company and submits its recommendations to the Board. As part of its process of review, the Committee receives recommendations from the Company's senior management, which are typically presented to the Committee by the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee gives particular weight to the recommendations of the Company's Chairman and Chief Executive Officer, Mr. Michael A. Richardson, with regard to the compensation of all officers other than himself.

     The following discussion sets forth the factors, objectives and policies considered by the Compensation Committee in establishing the compensation for the Company's executive officers, including specifically Michael A. Richardson, the Company's President and Chief Executive Officer, and Paul R. Cook, the Company's Executive Vice President, Chief Financial Officer and Treasurer, who are listed in the Summary Compensation Table presented below. Since no other executive officer of the Company received total compensation in excess of $100,000 for the Company's most recent fiscal year, Messrs. Richardson and Cook are the only "named executive officers" included in the Summary Compensation Table, in accordance with applicable SEC rules.

     The Company's compensation policies are designed to attract and retain experienced and highly competent individuals and to provide incentives which reward contributions by such individuals to the success and implementation of the Company's business strategies, while enhancing long-term shareholder value. At the same time, the Company's executive compensation structure is relatively straightforward and simple in design, and is scaled in accordance with both the size and scope of the Company's operations and the economies of the communities in which the Company operates and in which its executives are based.

     Compensation of the Company's executive officers, including its Chief Executive Officer and Chief Financial Officer, consists primarily of a base salary, representing a "not-at-risk" component intended to provide market rate compensation to our officers for fulfilling the responsibilities of their respective positions, plus an "at-risk" component consisting of an opportunity for each of the Company's key officers to receive a discretionary bonus based on a percentage of the Company's annual net income before taxes determined by the Compensation Committee. While both the Chief Executive Officer and Chief Financial Officer also receive a monthly stipend for their service as directors of ACI, these fees total $300 per month for each such officer and do not represent a significant proportion of their total compensation. Our officers also participate in the 401(k) retirement plan that ACI makes available to substantially all of its employees, and a portion of any annual, discretionary contributions made by the Company to this plan is allocated to the account of each participating employee (including each participating executive officer). The Company's compensation programs do not include extensive fringe benefits for either officer or non-officer employees. The opportunity to participate in group insurance benefits is made available to all full time Company employees, including our officers. The Company pays 100% of the premiums for group life and disability insurance benefits provided under these plans, and pays a portion of the premiums for group medical insurance benefits. Finally, all officers receive a 15 % discount on groceries purchased from ACI, and we also provide certain officer and non-officer employees, including the Chief Executive Officer and the Chief Financial Officer, with Company supplied vehicles that are used primarily for Company business.

     There is no predetermined target allocation or mix of the elements of compensation listed above. However, as described above and indicated by the Summary Compensation Table presented below, the Compensation Committee intends that each executive officer's compensation will consist primarily of the base salary plus any annual bonus earned.

     While the base salaries of the Company's executive officers do not correspond to those for comparable executives of our much larger competitors, as noted above both salaries and other benefits available to our executives are set at a level believed by the Compensation Committee to be appropriate to the size and scope of the Company's operations and to be competitive in the retail grocery business within the markets served by ACI. Accordingly, the Compensation Committee does not engage in any "benchmarking" or similar comparisons to a peer group of retail grocery store companies in setting the compensation of our officers, since virtually all of these companies are significantly larger and have much greater financial resources than those of ACI. In light of the competitive and operational challenges that the Company has faced over the last few years, the Chief Executive Officer's base salary has remained at $88,400 and the Chief Financial Officers base salary has remained at $66,976 for the past six fiscal years, and the Board has determined, on the recommendations of the Chief Executive Officer, the Chief Financial Officer and the Compensation Committee, to maintain these levels for fiscal 2008.

     At the same time, the Compensation Committee believes that providing each of our key executives with the opportunity to earn a bonus that can represent a significant portion of such officer's total compensation for any year in which the Company achieves significant pre-tax income, despite the difficult competitive conditions facing small retail grocery operators such as ACI, provides the most direct and effective means of rewarding our officers for managing the Company in a manner that seeks to preserve and enhance shareholder value. Accordingly, for each of the last few years, including fiscal 2007, the Compensation Committee has provided the Company's executive officers with the opportunity to earn annual bonuses at a targeted amount equal to an aggregate of 15% of the Company's net income before taxes, with potential bonuses equal to 6% and 4% of pre-tax income being allocated to the Chief Executive Officer and Chief Financial Officer, respectively, and the Compensation Committee retaining the discretion to make changes or eliminate a bonus payment to any officer in accordance with its ultimate evaluation of such officer's performance during the year. In the usual case, if the Company is profitable bonuses will be paid at the targeted levels. Since ACI achieved pre-tax net income in fiscal 2007 for the first time since fiscal 2003, no bonuses had been paid under these criteria during the preceding three years. The Compensation Committee has recommended, and the Board of Directors has approved, that this same discretionary bonus structure be maintained at the same levels for fiscal 2008.

                                SUMMARY COMPENSATION TABLE
                                --------------------------


Name of Individual and Capacity                               All Other          Total
in which Such Individual Served  Year  Salary   Bonus(1)   Compensation(2)   Compensation
-------------------------------  ----  -------  ---------  ----------------  -------------
Michael A. Richardson            2007  $88,400  $   7,219  $          5,973  $     101,592
President and
Chief Executive Officer

Paul R. Cook                     2007  $66,976  $   4,813  $          5,275  $      77,064
Executive Vice President,
Chief Financial Officer and
Treasurer

(1) The Company has a policy of awarding discretionary cash bonuses to selected officers of the Company based on the results of operations. The amounts of such bonuses are determined by the Board of Directors, based upon the recommendation of the Compensation Committee. Individuals receiving such bonuses do not participate in the determination of the amount, if any, to be awarded.

(2) The amount shown includes (i) $3,600 in fees paid to each of such officers at the rate of $300 per month for their service as directors of ACI; (ii) Company contributions allocated to such officers' accounts under ACI's 401(k) retirement plan ($414 for Mr. Richardson and $313 for Mr. Cook in fiscal 2007); and (iii) premiums paid by the Company on group term life insurance coverage provided to such officers ($297 for each of Mr. Richardson and Mr. Cook in fiscal 2007). The amount shown also includes the personal use of company vehicles which are provided to certain officers and a 15 % discount on groceries purchased from ACI, provided to all officers.


     The material terms and conditions of the compensation arrangements for each of the executive officers included in the foregoing Summary Compensation Table are described above in the Compensation Discussion and Analysis section of this proxy statement. The Company does not provide any compensation to its executive officers pursuant to any equity compensation or long-term incentive plans.

                       POTENTIAL PAYMENTS UPON TERMINATION
                       -----------------------------------

     None of the Company's officers, including the named executive officers listed above, have any employment, severance or change of control agreements with the Company. Accordingly, such officers will not receive compensation in connection with any termination of employment due to death, disability, retirement or any other reason, except for such benefits as are available generally to all salaried employees under the Company's 401(k) Plan, insurance and other benefits programs, and except for the Company's policy of allowing retired officers, and the surviving spouse of any deceased officer, to continue to receive the same 15 % discount on groceries purchased from ACI that is provided to all current officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The present members of the Compensation Committee are Messrs. Danny R. Skates, Thomas L. Richardson and Andrew V. Douglas. None of the members of the Compensation Committee are or have been officers or employees of the Company and each member of the Compensation Committee is an independent director. Apart from the receipt of prescribed compensation for their services as directors of the Company, no member of the Compensation Committee has had a direct or indirect material interest in any transaction to which the Company is, or during the last fiscal year was, a party. No executive officer of the Company served on any board of directors or compensation committee of any entity (other than the Company) with which any member of the Compensation Committee, or any other director of the Company, is affiliated. Thomas L. Richardson, a member of the Compensation Committee, is the uncle of Michael A. Richardson.

                      REPORT OF THE COMPENSATION COMMITTEE

                            OF THE BOARD OF DIRECTORS

                          OF AMERICAN CONSUMERS, INC.


     The Compensation Committee of the Board of Directors, composed of Messrs. Danny R. Skates, Thomas L. Richardson and Andrew V. Douglas, administers the Company's bonus plan, annually reviews and recommends compensation for all officers of the Company and submits its recommendations to the Board.

     The Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K and presented elsewhere in this proxy statement.

     Based on the Compensation Committee's review and discussions referred to above, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in the Company's proxy statement for its 2007 Annual Meeting and in the Company's Annual Report on Form 10-K for the year ended June 2, 2007, filed with the SEC.


THE  COMPENSATION  COMMITTEE

Danny R. Skates
Thomas L. Richardson
Andrew V. Douglas


                          REPORT OF THE AUDIT COMMITTEE

                            OF THE BOARD OF DIRECTORS

                          OF AMERICAN CONSUMERS, INC.


     The Audit Committee of the Board of Directors, composed of Messrs. Danny R. Skates, Thomas L. Richardson and Andrew V. Douglas, has reviewed and discussed the audited financial statements of the Company for the year ended June 2, 2007 ("Audited Financial Statements") with management of ACI and with Hazlett, Lewis & Bieter, PLLC, the independent auditing firm for the Company. In addition, we have discussed with Hazlett, Lewis & Bieter, PLLC the matters required by Statement on Auditing Standards No. 61.

     The Committee also has received the written report, disclosure and the letter from Hazlett, Lewis & Bieter, PLLC required by Independence Standards Board Statement No. 1, and we have reviewed, evaluated, and discussed with that firm the written report and its independence from the Company. The Committee also has discussed with management of the Company and its independent accountants such other matters and received such assurances from them as the Committee deemed appropriate.

     Based on the foregoing review and discussions and relying thereon, the Committee has recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended June 2, 2007 on Form 10-K, to be filed with the Securities and Exchange Commission.


THE AUDIT COMMITTEE

Danny R. Skates
Thomas L. Richardson
Andrew V. Douglas

ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended June 2, 2007, including financial statements for the fiscal year and comparable periods, including the notes thereto, accompanies this Proxy Statement.


CERTAIN TRANSACTIONS

     During the fiscal year ended June 2, 2007, the Company repaid a total of $14,000 of the outstanding balance due, and accrued $1,159 in additional interest added to the balance due, on its unsecured notes payable to Michael A. and Diana K. Richardson and to Matthew Richardson, son of Michael A. Richardson. The outstanding balances remaining on such notes as of the end of the 2007 fiscal year following such repayments are $12,832 and $1,458, respectively, and the largest principal balances outstanding on such notes at any time during the Company's fiscal year 2007 were $12,832 and $15,291, respectively. The interest rate on these borrowings at any given time is set at .25% less than the then-current base rate charged the Company by its principal lender, which resulted in an effective interest rate of 8.0% at June 2, 2007. The Audit Committee of the Company's Board of Directors has reviewed and approved the terms of these transactions in accordance with the requirement set forth in the Company's Code of Business Conduct and Ethics that any transactions which present a potential conflict of interest must be reviewed and approved by the Audit Committee, following disclosure of all relevant facts and circumstances. In connection with its review, the Audit Committee noted that the transactions are favorable to ACI, in that they allow the Company to finance a portion of its ongoing working capital requirements at a lower cost than is available through its bank financing, and concluded that the transactions do not present an inappropriate conflict of interest in light of all of the relevant circumstances reviewed by the Committee.


INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors has selected the firm of Hazlett, Lewis & Bieter, PLLC as independent certified public accountants to examine and report upon the financial statements of the Company for the fiscal year ending in 2008. Such selection is subject to the negotiation of a reasonable fee for services to be rendered by the firm. A representative of Hazlett, Lewis & Bieter, PLLC is expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he so desires.

AUDIT FEES

     The following table sets forth the fees paid to Hazlett, Lewis & Bieter, PLLC for services provided during ACI's fiscal years 2007 and 2006:

                              2007     2006
                             -------  -------
     Audit Fees (1)          $46,730  $36,655
     Audit-Related Fees (2)    8,500    7,000
     Tax Fees (3)              4,500    4,000
     All Other Fees                0        0
                             -------  -------
     Total                   $59,730  $47,655
                             =======  =======

(1) Represents fees and expenses for professional services provided in connection with the audit of the Company's annual financial statements, review of the Company's quarterly financial statements and review of other SEC filings.
(2) Represents fees for professional services provided in connection with the audit of the Company's 401(k) retirement plan during both periods presented, and in connection with the Company's response to an SEC comment letter received during fiscal 2005.
(3) Represents fees for professional services provided in connection with the review of federal and state tax returns, employment tax consulting and other related services.

     It is the policy of the Audit Committee to pre-approve all services provided by its independent auditors. In addition, the Audit Committee has granted the Chairman of the Audit Committee the power to approve any modifications to the list of pre-approved non-audit services. None of the of the fiscal 2007 and fiscal 2006 fees were approved by the Audit Committee pursuant to the de minimis exception of Rule 2-01(c)(7)(i)(C) of SEC Regulation S-X.

OTHER MATTERS

     Reports of officers will be received by the Company's shareholders at the Annual Meeting; such receipt will not constitute approval of the matters referred to in such reports.

     Management knows of no matters to be presented for action at the Annual Meeting other than fixing the number of directors at six (6) and the election of directors for the ensuing fiscal year. If other matters should come before the meeting, the enclosed proxy confers upon the persons named therein discretionary authority to vote such proxies in respect to any such other matters in accordance with their best judgment.


Dated: September 25, 2007


STOCKHOLDERS OF RECORD ON SEPTEMBER 18, 2007 MAY OBTAIN COPIES OF ACI'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO AMERICAN CONSUMERS, INC., ATT'N: CORPORATE SECRETARY, P.O. BOX. 2328, FORT OGLETHORPE, GEORGIA, 30742.

                            AMERICAN CONSUMERS, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 18, 2007

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


Michael A. Richardson and Paul R. Cook, and each of them, with full power to act alone in the absence of the other, are hereby authorized to vote the shares of the undersigned in American Consumers, Inc. ("ACI" or the "Company") at its Annual Meeting of Shareholders to be held Thursday, October 18, 2007, or at any adjournment or adjournments thereof (the "Annual Meeting"), upon the matters set forth below in the manner indicated and at the discretion of the persons named above on any other matter or matters which may properly come before the Annual Meeting and require the vote of shareholders:

1.   ELECTION OF DIRECTORS

     WITH ( ) WITHOUT ( ) authority to fix the number of directors for the ensuing fiscal year at six (6) and to vote for the election of the entire group of persons nominated for election to the Board of Directors (except as indicated below), consisting of Danny R. Skates; Michael A. Richardson; Thomas L. Richardson; Paul R. Cook; Andrew V. Douglas; and Virgil E. Bishop, or for such substitute nominee or nominees named by the Board of Directors at the Annual Meeting if any of the foregoing nominees is unable to serve or will not serve.

(YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE LISTED ABOVE BY ENTERING HIS NAME IN THE SPACE BELOW.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If this proxy is executed and returned, it will be voted in accordance with your instructions indicated above unless revoked. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED AFFIRMATIVELY FOR EACH OF THE LISTED NOMINEES.

The proxy may be revoked by you at any time before it is voted, and will in no way interfere with your right to vote in person if you attend the meeting.

IF ANY OF THE FOREGOING NAMED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IS UNABLE TO SERVE OR WILL NOT SERVE, THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE AT THE ANNUAL MEETING FOR SUBSTITUTE NOMINEES SELECTED BY THE BOARD OF DIRECTORS. THE BOARD IS NOT AWARE OF ANY OTHER MATTER TO BE BROUGHT BEFORE THE ANNUAL MEETING FOR A VOTE OF SHAREHOLDERS. IF, HOWEVER, OTHER MATTERS ARE PROPERLY PRESENTED, THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE UPON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

This proxy should be dated, signed by the shareholder, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.
                                   DATED                                 ,  2007
                                          -------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Signature of Shareholder